Exhibit 99.1

A-Mark Precious Metals Reports Preliminary Fiscal Fourth Quarter and Preliminary Full Year 2024 Results

$9.7 Billion of Revenues for Full Year 2024

Preliminary Full Year 2024 Diluted Earnings per Share of $2.75

($2.15 Excluding $14.4 Million Estimated Preliminary Remeasurement Gain)

Company Reaffirms Regular Quarterly Cash Dividend of $0.20 per share

Credit Facility Amended Increasing Revolving Commitment to $422.5 Million

El Segundo, CA – August 29, 2024 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading fully integrated precious metals platform, reported preliminary results for the fiscal fourth quarter and full year ended June 30, 2024. The Company has not yet concluded its review of the valuation and related purchase accounting surrounding the increase in its investment in Silver Gold Bull, Inc. (“SGB”). The results presented include an estimate, which management believes is reasonable, of the amount of any remeasurement gain associated with the SGB transaction. The remeasurement gain may be adjusted once the Company finalizes its review, but management does not expect any such adjustment to exceed $5 million. Such adjustment, if it occurs, would be reflected in the Company’s income statement and corresponding balance sheet items. The remeasurement gain is a non-cash item, relates solely to the accounting treatment for the acquisition of a controlling interest in SGB, has no impact on taxes and is not related to the Company’s operating results.

Management Commentary

“Our fiscal year 2024 results demonstrate the continued strength and adaptability of our fully-integrated platform to generate profitable results even during slower market conditions,” said CEO Greg Roberts. “Despite the less favorable macro-economic environment and the softened demand compared with last fiscal year, we delivered preliminary earnings of $2.75 per diluted share and generated $104.2 million in preliminary non-GAAP EBITDA. Excluding an estimated preliminary $14.4 million remeasurement gain resulting from our incremental investment in SGB, our diluted earnings per share was $2.15 and our estimated preliminary non-GAAP EBITDA was $89.9 million. We also ended the year with over 3 million Direct-to-Consumer customers, reflecting the benefits of our strategic investments.

“Our fourth quarter results improved from the previous quarter with a 23% increase in gross profit and diluted earnings per share of $0.60, excluding the estimated preliminary remeasurement gain, compared with $0.21 in the prior quarter.

“Reflecting on the full year, I am pleased with our numerous accomplishments. During the year, we made significant strides in our international growth strategy with our acquisition of LPM Group Limited (“LPM”) and expansion into Asia and increased investment resulting in a controlling interest in SGB, a leading online precious metals retailer in Canada. We also augmented our asset portfolio through JM Bullion’s acquisition of the gold.com domain. We also repaid our Notes Payable from our $100 million Asset Backed Securitization and amended our Trading Credit Facility resulting in increased liquidity. Finally, we continued to create additional value for our stockholders through our repurchase of $22.4 million of our common stock during the year.

“Looking ahead to fiscal 2025, we continue to evaluate opportunities to further expand our market reach to enhance stockholder value. We are currently advancing the logistics automation initiatives at our A-Mark Global Logistics (AMGL) facility in Las Vegas which will support increased volume while lowering operational costs. We are also developing plans to broaden our reach in Asia, including establishing a trading hub in Singapore. We remain optimistic that our proven business model will allow us to sustain profitability and generate value for our shareholders over the long term.”

Fiscal Fourth Quarter 2024 Operational Highlights

•
Gold ounces sold in the three months ended June 30, 2024 decreased 45% to 448,000 ounces from 814,000 ounces for the three months ended June 30, 2023, and increased 0.4% from 446,000 ounces for the three months ended March 31, 2024

•
Silver ounces sold in the three months ended June 30, 2024 decreased 44% to 25.4 million ounces from 45.3 million ounces for the three months ended June 30, 2023, and decreased 1% from 25.7 million ounces for the three months ended March 31, 2024

•
As of June 30, 2024, the number of secured loans decreased 33% to 588 from 882 as of June 30, 2023, and decreased 13% from 675 as of March 31, 2024

•
Direct-to-Consumer new customers for the three months ended June 30, 2024 increased 530% to 570,300 from 90,400 for the three months ended June 30, 2023, and increased 908% from 56,600 for the three months ended March 31, 2024. For the three-month periods ended June 30, 2024 and June 30, 2023, approximately 92% and 32% of the new customers were attributable to the acquisition of a controlling interest in SGB and the acquired customer list of BullionMax, respectively

•
Direct-to-Consumer active customers for the three months ended June 30, 2024 decreased 14% to 114,600 from 133,800 for the three months ended June 30, 2023, and decreased 9% from 126,000 for the three months ended March 31, 2024

•
Direct-to-Consumer average order value for the three months ended June 30, 2024 decreased $398, or 12% to $2,890 from $3,288 for the three months ended June 30, 2023, and increased $757, or 35% from $2,133 for the three months ended March 31, 2024

•
JM Bullion’s average order value for the three months ended June 30, 2024 decreased $316, or 11% to $2,639 from $2,955 for the three months ended June 30, 2023, and increased $636, or 32% from $2,003 for the three months ended March 31, 2024

	Three Months Ended June 30,
	2024	2023
Selected Operating and Financial Metrics:
Gold ounces sold (1)	448,000	814,000
Silver ounces sold (2)	25,421,000	45,273,000
Number of secured loans at period end (3)	588	882
Secured loans receivable at period end	$113,067,000	$100,620,000
Direct-to-Consumer ("DTC") number of new customers (4)	570,300	90,400
Direct-to-Consumer number of active customers (5)	114,600	133,800
Direct-to-Consumer number of total customers (6)	3,066,800	2,348,300
Direct-to-Consumer average order value ("AOV") (7)	$2,890	$3,288
JM Bullion ("JMB") average order value (8)	$2,639	$2,955
CyberMetals number of new customers (9)	1,500	5,200
CyberMetals number of active customers (10)	1,900	1,700
CyberMetals number of total customers (11)	29,600	22,400
CyberMetals customer assets under management at period end (12)	$7,300,000	$6,500,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	June 30, 2024	March 31, 2024
Selected Operating and Financial Metrics:
Gold ounces sold (1)	448,000	446,000
Silver ounces sold (2)	25,421,000	25,722,000
Number of secured loans at period end (3)	588	675
Secured loans receivable at period end	$113,067,000	$115,645,000
Direct-to-Consumer ("DTC") number of new customers (4)	570,300	56,600
Direct-to-Consumer number of active customers (5)	114,600	126,000
Direct-to-Consumer number of total customers (6)	3,066,800	2,496,500
Direct-to-Consumer average order value ("AOV") (7)	$2,890	$2,133
JM Bullion ("JMB") average order value (8)	$2,639	$2,003
CyberMetals number of new customers (9)	1,500	1,900
CyberMetals number of active customers (10)	1,900	1,900
CyberMetals number of total customers (11)	29,600	28,100
CyberMetals customer assets under management at period end (12)	$7,300,000	$6,800,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Full Year 2024 Operational Highlights

•
Gold ounces sold in the fiscal year ended June 30, 2024 decreased 31% to 1,839,000 ounces compared to 2,667,000 in the fiscal year ended June 30, 2023

•
Silver ounces sold in the fiscal year ended June 30, 2024 decreased 31% to 108.1 million ounces from 156.2 million ounces in the fiscal year ended June 30, 2023

•
Direct-to-Consumer new customers for the fiscal year ended June 30, 2024 increased 114% to 718,500 from 335,300 for the fiscal year ended June 30, 2023. Approximately 73% of the new customers in fiscal year 2024 were attributable to the acquisition of a controlling interest in SGB, and 31% of the new customers in fiscal year 2023 were attributable to the acquired customer lists of BGASC and BullionMax
•
Direct-to-Consumer active customers for the fiscal year ended June 30, 2024 increased 1% to 483,400 from 476,300 for the fiscal year ended June 30, 2023

•
Direct-to-Consumer average order value for the fiscal year ended June 30, 2024 decreased $199, or 8% to $2,407 from $2,606 for the fiscal year ended June 30, 2023

•
JM Bullion’s average order value for the fiscal year ended June 30, 2024 decreased $167, or 7% to $2,223 from $2,390 for the fiscal year ended June 30, 2023

	Year Ended June 30,
	2024	2023
Selected Operating and Financial Metrics:
Gold ounces sold (1)	1,839,000	2,667,000
Silver ounces sold (2)	108,096,000	156,233,000
Number of secured loans at period end (3)	588	882
Secured loans receivable at period end	$113,067,000	$100,620,000
Direct-to-Consumer ("DTC") number of new customers (4)	718,500	335,300
Direct-to-Consumer number of active customers (5)	483,400	476,300
Direct-to-Consumer number of total customers (6)	3,066,800	2,348,300
Direct-to-Consumer average order value ("AOV") (7)	$2,407	$2,606
JM Bullion ("JMB") average order value (8)	$2,223	$2,390
CyberMetals number of new customers (9)	7,200	16,500
CyberMetals number of active customers (10)	8,100	4,800
CyberMetals number of total customers (11)	29,600	22,400
CyberMetals customer assets under management at period end (12)	$7,300,000	$6,500,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Fourth Quarter 2024 Financial Highlights

•
Revenues for the three months ended June 30, 2024 decreased 19% to $2.52 billion from $3.12 billion for the three months ended June 30, 2023 and decreased 3% from $2.61 billion for the three months ended March 31, 2024. Excluding an increase of $47.0 million of forward sales, our revenues decreased $641.4 million, or 28% compared to the prior year fiscal fourth quarter. Excluding a decrease of $347.4 million of forward sales, our revenues increased $261.7 million, or 19% compared to the prior quarter

•
Gross profit for the three months ended June 30, 2024 decreased 45% to $43.0 million from $78.6 million for the three months ended June 30, 2023 and increased 23% from $34.8 million for the three months ended March 31, 2024

•
Gross profit margin for the three months ended June 30, 2024 decreased to 1.70% of revenue from 2.52% of revenue for the three months ended June 30, 2023, and increased from 1.33% of revenue in the three months ended March 31, 2024

•
Net income attributable to the Company for the three months ended June 30, 2024 decreased 32% to $28.6 million from $41.8 million for the three months ended June 30, 2023, and increased 471% from $5.0 million for the three months ended March 31, 2024. Net income attributable to the Company for the three months ended June 30, 2024 included an estimated $14.4 million remeasurement gain in connection with the acquisition of a controlling interest in SGB, which is preliminary and subject to change

•
Diluted earnings per share totaled $1.20 for the three months ended June 30, 2024, a 30% decrease compared to $1.71 for the three months ended June 30, 2023, and increased 471% from $0.21 for the three months ended March 31, 2024. Excluding the impact of the estimated preliminary remeasurement gain, diluted earnings per share for the three months ended June 30, 2024 was $0.60

•
Adjusted net income before provision for income taxes, depreciation, amortization, acquisition costs, remeasurement gains or losses, and contingent consideration fair value adjustments (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial performance measure, for the three months ended June 30, 2024 decreased 66% to $20.1 million from $59.1 million for the three months ended June 30, 2023, and increased 73% from $11.6 million for the three months ended March 31, 2024

•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended June 30, 2024 decreased 42% to $36.1 million from $61.8 million for the three months ended June 30, 2023, and increased 186% from $12.6 million for the three months ended March 31, 2024. Excluding the impact of the estimated preliminary remeasurement gain, preliminary EBITDA for the three months ended June 30, 2024 was $21.7 million

	Three Months Ended June 30,
	2024	2023
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$2,524,955	$3,119,355
Gross profit	$42,971	$78,610
Depreciation and amortization expense	$(2,845)	$(2,741)
Net income attributable to the Company(2)	$28,640	$41,834

Earnings per Share:
Basic(2)	$1.25	$1.80
Diluted(2)	$1.20	$1.71

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$20,144	$59,084
EBITDA(2)	$36,080	$61,844

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 21-23

(2) Certain items are preliminary and subject to change as the Company finalizes acquisition-related accounting which will be included in A-Mark’s Form 10-K to be filed with the SEC on or before September 13, 2024.

	Three Months Ended
	June 30, 2024	March 31, 2024
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$2,524,955	$2,610,651
Gross profit	$42,971	$34,838
Depreciation and amortization expense	$(2,845)	$(2,949)
Net income attributable to the Company(2)	$28,640	$5,013

Earnings per Share:
Basic(2)	$1.25	$0.22
Diluted(2)	$1.20	$0.21

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$20,144	$11,611
EBITDA(2)	$36,080	$12,614

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 21-23

(2) Certain items are preliminary and subject to change as the Company finalizes acquisition-related accounting which will be included in A-Mark’s Form 10-K to be filed with the SEC on or before September 13, 2024.

Fiscal Full Year 2024 Financial Highlights

•
Revenues for the fiscal year ended June 30, 2024 increased 4% to $9.70 billion from $9.29 billion for the fiscal year ended June 30, 2023. Excluding an increase of $1.6 billion of forward sales, our revenues decreased $1.1 billion, or 17%

•
Gross profit for the fiscal year ended June 30, 2024 decreased 41% to $173.3 million from $294.7 million for the fiscal year ended June 30, 2023

•
Gross profit margin for the fiscal year ended June 30, 2024 decreased to 1.79% of revenue from 3.17% of revenue for the fiscal year ended June 30, 2023

•
Net income attributable to the Company for the fiscal year ended June 30, 2024 decreased 58% to $66.2 million from $156.4 million for the fiscal year ended June 30, 2023. Net income attributable to the Company for the fiscal year ended June 30, 2024 included an estimated $14.4 million remeasurement gain in connection with the acquisition of a controlling interest in SGB, which is preliminary and subject to change

•
Diluted earnings per share totaled $2.75 for the fiscal year ended June 30, 2024, a 57% decrease compared to $6.34 for the fiscal year ended June 30, 2023. Excluding the impact of the estimated preliminary remeasurement gain, diluted earnings per share for the fiscal year ended June 30, 2024 was $2.15

•
Adjusted net income for the fiscal year ended June 30, 2024 decreased 63% to $80.3 million from $216.0 million for the fiscal year ended June 30, 2023

•
EBITDA for the fiscal year ended June 30, 2024 decreased 54% to $104.2 million from $225.0 million for the fiscal year ended June 30, 2023. Excluding the impact of the estimated preliminary remeasurement gain, preliminary EBITDA for the fiscal year ended June 30, 2024 was $89.9 million

	Year Ended June 30,
	2024	2023
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$9,699,039	$9,286,561
Gross profit	$173,255	$294,669
Depreciation and amortization expense	$(11,397)	$(12,525)
Net income attributable to the Company(2)	$66,246	$156,360

Earnings per Share:
Basic(2)	$2.87	$6.68
Diluted(2)	$2.75	$6.34

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$80,262	$215,980
EBITDA(2)	$104,238	$224,992

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 21-23

(2) Certain items are preliminary and subject to change as the Company finalizes acquisition-related accounting which will be included in A-Mark’s Form 10-K to be filed with the SEC on or before September 13, 2024.

Fiscal Fourth Quarter 2024 Financial Summary

Revenues decreased 19% to $2.52 billion from $3.12 billion in the same year-ago quarter. Excluding an increase of $47.0 million of forward sales, our revenues decreased $641.4 million, or 28%, which was due to a decrease in gold and silver ounces sold, partially offset by higher average selling prices of gold and silver.

The Direct-to-Consumer segment contributed 17% and 19% of the consolidated revenue in the fiscal fourth quarters of 2024 and 2023, respectively. JMB’s revenue represented 15% of the consolidated revenues for the fiscal fourth quarter of 2024 compared with 17% for the prior year fiscal fourth quarter.

Gross profit decreased 45% to $43.0 million (1.70% of revenue) from $78.6 million (2.52% of revenue) in the same year-ago quarter. The decrease was due to lower gross profits earned from both the Wholesale Sales & Ancillary Services and Direct-to-Consumer segments. The Direct-to-Consumer segment contributed 51% and 60% of the consolidated gross profit in the fiscal fourth quarters of 2024 and 2023, respectively. Gross profit contributed by JMB represented 42% of the consolidated gross profit in the fiscal fourth quarter of 2024 and 49% of the consolidated gross profit for the prior year fiscal fourth quarter.

Selling, general, and administrative (“SG&A”) expenses decreased 1% to $22.7 million from $22.8 million in the same year-ago quarter. The overall decrease was primarily due to a decrease in compensation expense (including performance-based accruals) of $1.1 million, a decrease in advertising costs of $0.3 million, partially offset by an increase in insurance costs of $0.6 million, an increase in consulting and professional fees of $0.5 million, and an increase in information technology costs of $0.2 million. SG&A expenses for the three months ended June 30, 2024 include $1.8 million of expenses incurred by LPM and SGB.

Depreciation and amortization expense increased 4% to $2.8 million from $2.7 million in the same year-ago quarter. The increase was primarily due to $0.4 million of amortization expense related to intangible assets acquired through our acquisitions of LPM and a controlling interest in SGB, a $0.2 million increase in depreciation expense related to our property, plant, and equipment, partially offset by a $0.5 million decrease in JMB’s intangible asset amortization expense.

Interest income increased 33% to $8.1 million from $6.1 million in the same year-ago quarter. The increase in interest income was primarily due to an increase in other finance product income of $1.6 million and an increase in interest income earned by our Secured Lending segment of $0.4 million.

Interest expense increased 8% to $9.6 million from $8.9 million in the same year-ago quarter. The increase in interest expense was primarily driven by an increase of $1.5 million associated with our Trading Credit Facility due to an increase in interest rates as well as increased borrowings, an increase of $0.6 million related to product financing arrangements, partially offset by a decrease of $1.4 million related to the AMCF Notes (including amortization of debt issuance costs) due to their repayment in December 2023.

Earnings from equity method investments decreased 86% to $0.8 million from $5.3 million in the same year-ago quarter. The decrease was due to decreased earnings of our equity method investees.

Net income attributable to the Company totaled $28.6 million or $1.20 per diluted share, compared to net income of $41.8 million or $1.71 per diluted share in the same year-ago quarter. Net income attributable to the Company for the three months ended June 30, 2024 included an estimated $14.4 million remeasurement gain in connection with the acquisition of a controlling interest in SGB, which is preliminary and subject to change. Excluding the impact of the estimated preliminary remeasurement gain, diluted earnings per share for the three months ended June 30, 2024 was $0.60.

Adjusted net income for the three months ended June 30, 2024 totaled $20.1 million, a 66% decrease compared to $59.1 million in the same year-ago quarter. The decrease was principally due to lower net income before provision for income taxes.

EBITDA for the three months ended June 30, 2024 totaled $36.1 million, a 42% decrease compared to $61.8 million in the same year-ago quarter. The decrease was principally due to lower net income of $13.3 million, lower income tax expense of $11.3 million, and higher interest income of $2.0 million. Excluding the impact of the estimated preliminary remeasurement gain, preliminary EBITDA for the three months ended June 30, 2024 was $21.7 million.

Fiscal Full Year 2024 Financial Summary

Revenues increased 4% to $9.70 billion from $9.29 billion in the prior fiscal year. Excluding an increase of $1.6 billion of forward sales, our revenues decreased $1.1 billion, or 17%, which was due to a decrease in gold and silver ounces sold, partially offset by higher average selling prices of gold and silver.

The Direct-to-Consumer segment contributed 15% and 22% of the consolidated revenue in the fiscal year ended June 30, 2024 and 2023, respectively. JMB's revenue represented 14% and 19% of the Company's consolidated revenue for the fiscal years ended June 30, 2024 and 2023, respectively.

Gross profit decreased 41% to $173.3 million (1.79% of revenue) in fiscal year 2024 from $294.7 million (3.17% of revenue) in the prior year. The decrease was due to lower gross profits earned from both the Wholesale Sales & Ancillary Services and Direct-to-Consumer segments. The Direct-to-Consumer segment contributed 48% and 57% of the consolidated gross profit in fiscal year 2024 and 2023, respectively. Gross profit contributed by JMB represented 41% and 49% of the consolidated gross profit during the fiscal year ended June 30, 2024 and 2023, respectively.

Selling, general and administrative expenses increased 5% to $89.8 million from $85.3 million in the prior fiscal year. The increase was primarily due to an increase in consulting and professional fees of $5.3 million, an increase in information technology costs of $1.0 million, partially offset by a decrease in insurance costs of $0.9 million, a decrease in compensation expense (including performance-based accruals) of $0.7 million, and a decrease in advertising costs of $0.7 million. Fiscal year 2024 SG&A expenses include $2.3 million of expenses incurred by LPM and SGB.

Depreciation and amortization expense decreased 9% to $11.4 million from $12.5 million in fiscal year 2023. The decrease was primarily due to a $2.2 million decrease in JMB’s intangible asset amortization expense, partially offset by a $0.6 million increase in depreciation expense related to our property, plant and equipment, and $0.5 million of amortization expense related to intangible assets acquired through our acquisition of LPM and a controlling interest in SGB.

Interest income increased 22% to $27.2 million from $22.2 million in the prior fiscal year. The increase was primarily due to an increase in other finance product income of $3.2 million and an increase in interest income earned by our Secured Lending segment of $1.7 million.

Interest expense increased 25% to $39.5 million from $31.5 million in fiscal year 2023. The increase in interest expense was primarily driven by an increase of $8.4 million associated with our Trading Credit Facility due to an increase in interest rates as well as increased borrowings, an increase of $3.0 million related to product financing arrangements, partially offset by a decrease of $3.2 million related to the AMCF Notes (including amortization of debt issuance costs) due to their repayment in December 2023, and a $0.5 million decrease in loan servicing fees.

Earnings from equity method investments decreased 68% to $4.0 million from $12.6 million in the prior fiscal year. The decrease was due to decreased earnings of our equity method investees.

Net income attributable to the Company totaled $66.2 million or $2.75 per diluted share, compared to net income attributable to the Company of $156.4 million or $6.34 per diluted share in the prior fiscal year. Net income attributable to the Company for fiscal year 2024 included an estimated $14.4 million remeasurement gain in connection with the acquisition of a controlling interest in SGB, which is preliminary and subject to change. Excluding the impact of the estimated preliminary remeasurement gain, diluted earnings per share for fiscal year 2024 was $2.15.

Adjusted net income for the fiscal year ended June 30, 2024 totaled $80.3 million, a decrease of 63% compared to $216.0 million in the prior fiscal year. The decrease was principally due to lower net income before provision for income taxes.

EBITDA for fiscal year 2024 totaled $104.2 million, a decrease of $120.8 million or 54% compared to $225.0 million in the prior fiscal year. The decrease was principally due to lower net income of $90.0 million, lower income tax expense of $32.7 million, higher interest expense of $8.0 million, and higher interest income of $4.9 million. Excluding the impact of the estimated preliminary remeasurement gain, preliminary EBITDA for the fiscal year ended June 30, 2024 was $89.9 million.

Quarterly Cash Dividend Policy

A-Mark’s Board of Directors has re-affirmed its previously announced regular quarterly cash dividend policy of $0.20 per common share ($0.80 per share on an annual basis). The Company paid a $0.20 quarterly cash dividend on July 31, 2024 to stockholders of record as of July 18, 2024. It is expected that the next quarterly dividend will be paid in October 2024. The declaration of regular cash dividends in the future is subject to the determination each quarter by the Board of Directors, based on a number of factors, including the Company’s financial performance, available cash resources, cash requirements and alternative uses of cash and applicable bank covenants.

Conference Call

A-Mark will hold a conference call today (August 29, 2024) to discuss these financial results. A-Mark management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period. To participate, please call the conference telephone number 10 minutes before the start time and ask for the A-Mark Precious Metals conference call.

Webcast: https://www.webcaster4.com/Webcast/Page/2867/50962

U.S. dial-in number: 1-888-506-0062

International number: 1-973-528-0011

Participant Access Code: 483401

The call will also be broadcast live and available for replay on the Investor Relations section of A-Mark’s website at ir.amark.com. If you have any difficulty connecting with the conference call or webcast, please contact A-Mark’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time through September 12, 2024.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Participant Access Code: 50962

About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. is a leading fully integrated precious metals platform that offers an array of gold, silver, platinum, palladium, and copper bullion, numismatic coins, and related products to wholesale and retail customers via a portfolio of channels. The company conducts its operations through three complementary segments: Wholesale Sales & Ancillary Services, Direct-to-Consumer, and Secured Lending. The company’s global customer base spans sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, e-commerce customers, and other retail customers.

A-Mark’s Wholesale Sales & Ancillary Services segment distributes and purchases precious metal products from sovereign and private mints. As a U.S. Mint-authorized purchaser of gold, silver, and platinum coins since 1986, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has longstanding distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa, and the United Kingdom. The company sells more than 200 different products to e-commerce retailers, coin and bullion dealers, financial institutions, brokerages, and collectors. In addition, A-Mark sells precious metal products to industrial users, including metal refiners, manufacturers, and electronic fabricators.

Located in the heart of Hong Kong’s Central Financial District, A-Mark’s consolidated subsidiary, LPM Group Limited (LPM), is one of Asia’s largest precious metals dealers. LPM offers a wide selection of products to its wholesale customers, through its showroom and 24/7 online trading platform, including recently released silver coins, gold bullion, certified coins, and the latest collectible numismatic issues.

Through its A-M Global Logistics subsidiary, A-Mark provides its customers with a range of complementary services, including managed storage options for precious metals as well as receiving, handling, inventorying, processing, packaging, and shipping of precious metals and coins on a secure basis. A-Mark’s mint operations, which are conducted through its wholly owned subsidiary Silver Towne Mint, enable the company to offer customers a wide range of proprietary coin and bar offerings and, during periods of market volatility when the availability of silver bullion from sovereign mints is often product constrained, preferred product access.

A-Mark’s Direct-to-Consumer segment operates as an omni-channel retailer of precious metals, providing access to a multitude of products through its wholly owned subsidiaries, JM Bullion and Goldline. JMB owns and operates numerous websites targeting specific niches within the precious metals retail market, including JMBullion.com, ProvidentMetals.com, Silver.com, CyberMetals.com, GoldPrice.org, SilverPrice.org, BGASC.com, BullionMax.com, and Gold.com. Goldline markets precious metals directly to the investor community through various channels, including television, radio, and telephonic sales efforts. A-Mark is the majority owner of Silver Gold Bull, a leading online precious metals retailer in Canada, and also holds minority ownership interests in three additional direct-to-consumer brands.

The company operates its Secured Lending segment through its wholly owned subsidiary, Collateral Finance Corporation (CFC). Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors.

A-Mark is headquartered in El Segundo, CA and has additional offices and facilities in the neighboring Los Angeles area as well as in Dallas, TX, Las Vegas, NV, Winchester, IN, Vienna, Austria, and Hong Kong. For more information, visit www.amark.com.

A-Mark periodically provides information for investors on its corporate website, www.amark.com, and its investor relations website, ir.amark.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and investor presentations.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding expectations with respect to future profitability and growth, international expansion, operational enhancements, and the amount or timing of any future dividends. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: the failure to execute the Company’s growth strategy, including the inability to identify suitable or available acquisition or investment opportunities; greater than anticipated costs incurred to execute this strategy; government regulations that might impede growth, particularly in Asia; the inability to successfully integrate recently acquired businesses; changes in the current international political climate, which historically has favorably contributed to demand and volatility in the precious metals markets but also has posed certain risks and uncertainties for the Company, particularly in recent periods; potential adverse effects of the current problems in the national and global supply chains; increased competition for the Company’s higher margin services, which could depress pricing; the failure of the Company’s business model to respond to changes in the market environment as anticipated; changes in consumer demand and preferences for precious metal products generally; potential negative effects that inflationary pressure may have on our business; the inability of the Company to expand capacity at Silver Towne Mint; the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial performance measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison of our business operations before investing activities, interest, and income taxes with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Annual Report on Form 10-K to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following five amounts: acquisition expenses; amortization expenses related to intangible assets acquired; depreciation expense; remeasurement gains or losses; and contingent consideration fair value adjustments. The Company’s reconciliations from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, and “net income” and “net cash provided by (used in) operating activities” to its non-GAAP “EBITDA” are provided below and are also included in the Company’s Annual Report on Form 10-K to be filed with the SEC for the fiscal year ended June 30, 2024.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

A-Mark Precious Metals, Inc.

1-310-587-1410

sreiner@amark.com

Investor Relations Contact:

Matt Glover or Greg Bradbury

Gateway Group, Inc.

1-949-574-3860

AMRK@gateway-grp.com

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	June 30, 2024	June 30, 2023
	(unaudited)
ASSETS
Current assets
Cash	$48,636	$39,318
Receivables, net	36,596	35,243
Derivative assets	114,720	77,881
Secured loans receivable	113,067	100,620
Precious metals held under financing arrangements	22,066	25,530
Inventories:
Inventories	579,400	645,812
Restricted inventories	517,744	335,831
	1,097,144	981,643
Income tax receivable	1,562	—
Prepaid expenses and other assets	8,412	6,956
Total current assets	1,442,203	1,267,191
Operating lease right of use assets	9,543	5,119
Property, plant, and equipment, net	20,263	12,513
Goodwill*	200,133	100,943
Intangibles, net*	100,363	62,630
Long-term investments	50,458	88,535
Other long-term assets	3,753	8,640
Total assets*	$1,826,716	$1,545,571
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Lines of credit	$—	$235,000
Liabilities on borrowed metals	31,993	21,642
Product financing arrangements	517,744	335,831
Accounts payable and other payables	18,831	25,465
Deferred revenue and other advances	263,286	181,363
Derivative liabilities	26,751	8,076
Accrued liabilities	16,798	20,418
Income tax payable	—	958
Notes payable	8,367	95,308
Total current liabilities	883,770	924,061
Lines of credit	245,000	—
Notes payable	3,994	—
Deferred tax liabilities	23,383	16,677
Other liabilities	11,013	4,440
Total liabilities	1,167,160	945,178
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of June 30, 2024 or June 30, 2023	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 23,965,427 and 23,672,122 shares issued and 22,953,391 and 23,336,387 shares outstanding as of June 30, 2024 and June 30, 2023, respectively	240	237
Treasury stock, 1,012,036 and 335,735 shares at cost as of June 30, 2024 and June 30, 2023, respectively	(28,277)	(9,762)
Additional paid-in capital*	168,771	169,034
Accumulated other comprehensive income (loss)	61	(1,025)
Retained earnings*	464,538	440,639
Total A-Mark Precious Metals, Inc. stockholders’ equity*	605,333	599,123
Noncontrolling interest*	54,223	1,270
Total stockholders’ equity*	659,556	600,393
Total liabilities and stockholders’ equity*	$1,826,716	$1,545,571

* Certain items are preliminary and subject to change as the Company finalizes acquisition-related accounting which will be included in A-Mark’s Form 10-K to be filed with the SEC on or before September 13, 2024.

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data; unaudited)

	Year Ended June 30,
	2024	2023	2022
Revenues	$9,699,039	$9,286,561	$8,159,254
Cost of sales	9,525,784	8,991,892	7,897,489
Gross profit	173,255	294,669	261,765
Selling, general, and administrative expenses	(89,800)	(85,282)	(76,618)
Depreciation and amortization expense	(11,397)	(12,525)	(27,300)
Interest income	27,168	22,231	21,800
Interest expense	(39,531)	(31,528)	(21,992)
Earnings from equity method investments	4,044	12,576	6,907
Other income, net	2,071	2,663	1,953
Remeasurement gain on pre-existing equity interest*	14,369	—	—
Unrealized gains (losses) on foreign exchange	299	366	(98)
Net income before provision for income taxes*	80,478	203,170	166,417
Income tax expense	(13,745)	(46,401)	(33,338)
Net income*	66,733	156,769	133,079
Net income attributable to noncontrolling interest	487	409	543
Net income attributable to the Company*	$66,246	$156,360	$132,536
Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:
Basic*	$2.87	$6.68	$5.81
Diluted*	$2.75	$6.34	$5.45

Weighted-average shares outstanding:
Basic	23,091,700	23,400,300	22,805,600
Diluted	24,120,800	24,648,600	24,329,500

* Certain items are preliminary and subject to change as the Company finalizes acquisition-related accounting which will be included in A-Mark’s Form 10-K to be filed with the SEC on or before September 13, 2024.

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Year Ended June 30,
	2024	2023	2022
Cash flows from operating activities:
Net income*	$66,733	$156,769	$133,079
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	11,397	12,525	27,300
Amortization of loan cost	2,447	2,113	2,651
Deferred income taxes	(2,690)	1,585	(4,106)
Share-based compensation	1,923	2,176	2,140
Remeasurement gain on pre-existing equity method investment*	(14,369)	—	—
Earnings from equity method investments	(4,044)	(12,576)	(6,907)
Dividends and distributions received from equity method investees	642	978	1,678
Other	(166)	(155)	215
Changes in assets and liabilities:
Receivables, net	10,438	61,797	(8,040)
Secured loans receivable	—	1,012	757
Secured loans made to affiliates	56	—	3,042
Derivative assets	(36,243)	13,862	(47,207)
Precious metals held under financing arrangements	3,464	54,236	74,976
Inventories	(52,758)	(240,625)	(282,999)
Prepaid expenses and other assets	(1,168)	(3,336)	(649)
Accounts payable and other payables	(16,278)	19,338	192
Deferred revenue and other advances	65,477	5,818	(18,871)
Derivative liabilities	18,265	(67,704)	68,241
Short term notes payable	8,367	—	—
Liabilities on borrowed metals	9,876	(37,775)	(32,449)
Accrued liabilities	(7,085)	(937)	2,425
Income tax payable	(985)	576	(4,634)
Net cash provided by (used in) operating activities	63,299	(30,323)	(89,166)
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(7,256)	(4,783)	(2,879)
Acquisition of businesses, net of cash acquired*	(32,194)	—	—
Purchase of long-term investments	(2,113)	(7,950)	(34,950)
Purchase of an option to acquire long-term investments	—	(340)	(5,300)
Purchase of intangible assets*	(8,515)	(5,000)	—
Secured loans receivable, net	(12,489)	24,599	(17,034)
Other	(1,353)	313	(400)
Net cash (used in) provided by investing activities	(63,920)	6,839	(60,563)
Cash flows from financing activities:
Product financing arrangements, net	157,541	53,160	81,643
Dividends paid	(41,840)	(37,468)	(22,645)
Distributions paid to noncontrolling interest	—	(1,001)
Net borrowings and repayments under lines of credit	10,000	20,000	30,000
Repayment of notes	(95,000)	—	—
Proceeds from notes payable to related party	3,448	3,500	—
Repayments on notes payable to related party	—	(2,955)	—
Repurchases of common stock	(22,303)	(9,762)	—
Debt funding issuance costs	(3,323)	(485)	(5,179)
Proceeds from the exercise of share-based awards	1,963	1,884	2,323
Payments for tax withholding related to net settlement of share-based awards	(547)	(1,854)	(35)
Net cash provided by financing activities	9,939	25,019	86,107
Net increase (decrease) in cash	9,318	1,535	(63,622)
Cash, beginning of period	39,318	37,783	101,405
Cash, end of period	$48,636	$39,318	$37,783

* Certain items are preliminary and subject to change as the Company finalizes acquisition-related accounting which will be included in A-Mark’s Form 10-K to be filed with the SEC on or before September 13, 2024.

Overview of Results of Operations for the Three Months Ended June 30, 2024 and 2023

Consolidated Results of Operations

The operating results for the three months ended June 30, 2024 and 2023 were as follows (in thousands, except per share data):

Three Months Ended June 30,	2024		2023		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,524,955	100.000%	$3,119,355	100.000%	$(594,400)	(19.1%)
Gross profit	42,971	1.702%	78,610	2.520%	$(35,639)	(45.3%)
Selling, general, and administrative expenses	(22,705)	(0.899%)	(22,844)	(0.732%)	$(139)	(0.6%)
Depreciation and amortization expense	(2,845)	(0.113%)	(2,741)	(0.088%)	$104	3.8%
Interest income	8,073	0.320%	6,064	0.194%	$2,009	33.1%
Interest expense	(9,633)	(0.382%)	(8,925)	(0.286%)	$708	7.9%
Earnings from equity method investments	764	0.030%	5,300	0.170%	$(4,536)	(85.6%)
Other income, net	466	0.018%	662	0.021%	$(196)	(29.6%)
Remeasurement gain on pre-existing equity interest*	14,369	0.569%	—	—%	$14,369	—%
Unrealized gains on foreign exchange	215	0.009%	116	0.004%	$99	85.3%
Net income before provision for income taxes*	31,675	1.254%	56,242	1.803%	$(24,567)	(43.7%)
Income tax expense	(3,040)	(0.120%)	(14,305)	(0.459%)	$(11,265)	(78.7%)
Net income*	28,635	1.134%	41,937	1.344%	$(13,302)	(31.7%)
Net (loss) income attributable to noncontrolling interest	(5)	(0.000%)	103	0.003%	$(108)	(104.9%)
Net income attributable to the Company*	$28,640	1.134%	$41,834	1.341%	$(13,194)	(31.5%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic*	$1.25		$1.80		$(0.55)	(30.6%)
Diluted*	$1.20		$1.71		$(0.51)	(29.8%)

* Certain items are preliminary and subject to change as the Company finalizes acquisition-related accounting which will be included in A-Mark’s Form 10-K to be filed with the SEC on or before September 13, 2024.

Overview of Results of Operations for the Three Months Ended June 30, 2024 and March 31, 2024

Consolidated Results of Operations

The operating results for the three months ended June 30, 2024 and March 31, 2024 were as follows (in thousands, except per share data):

	Three Months Ended

Three Months Ended	June 30, 2024		March 31, 2024		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,524,955	100.000%	$2,610,651	100.000%	$(85,696)	(3.3%)
Gross profit	42,971	1.702%	34,838	1.334%	$8,133	23.3%
Selling, general, and administrative expenses	(22,705)	(0.899%)	(22,854)	(0.875%)	$(149)	(0.7%)
Depreciation and amortization expense	(2,845)	(0.113%)	(2,949)	(0.113%)	$(104)	(3.5%)
Interest income	8,073	0.320%	6,682	0.256%	$1,391	20.8%
Interest expense	(9,633)	(0.382%)	(9,907)	(0.379%)	$(274)	(2.8%)
Earnings (losses) from equity method investments	764	0.030%	(206)	(0.008%)	$970	470.9%
Other income, net	466	0.018%	763	0.029%	$(297)	(38.9%)
Remeasurement gain on pre-existing equity interest*	14,369	0.569%	—	—%	$14,369	—%
Unrealized gains on foreign exchange	215	0.009%	73	0.003%	$142	194.5%
Net income before provision for income taxes*	31,675	1.254%	6,440	0.247%	$25,235	391.8%
Income tax expense	(3,040)	(0.120%)	(1,286)	(0.049%)	$1,754	136.4%
Net income*	28,635	1.134%	5,154	0.197%	$23,481	455.6%
Net (loss) income attributable to noncontrolling interest	(5)	(0.000%)	141	0.005%	$(146)	(103.5%)
Net income attributable to the Company*	$28,640	1.134%	$5,013	0.192%	$23,627	471.3%

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic*	$1.25		$0.22		$1.03	468.2%
Diluted*	$1.20		$0.21		$0.99	471.4%

* Certain items are preliminary and subject to change as the Company finalizes acquisition-related accounting which will be included in A-Mark’s Form 10-K to be filed with the SEC on or before September 13, 2024.

Overview of Results of Operations for the Fiscal Years Ended June 30, 2024 and 2023

Consolidated Results of Operations

The operating results for the fiscal years ended June 30, 2024 and 2023 were as follows (in thousands, except per share data):

Year Ended June 30,	2024		2023		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$9,699,039	100.000%	$9,286,561	100.000%	$412,478	4.4%
Gross profit	173,255	1.786%	294,669	3.173%	$(121,414)	(41.2%)
Selling, general, and administrative expenses	(89,800)	(0.926%)	(85,282)	(0.918%)	$4,518	5.3%
Depreciation and amortization expense	(11,397)	(0.118%)	(12,525)	(0.135%)	$(1,128)	(9.0%)
Interest income	27,168	0.280%	22,231	0.239%	$4,937	22.2%
Interest expense	(39,531)	(0.408%)	(31,528)	(0.340%)	$8,003	25.4%
Earnings from equity method investments	4,044	0.042%	12,576	0.135%	$(8,532)	(67.8%)
Other income, net	2,071	0.021%	2,663	0.029%	$(592)	(22.2%)
Remeasurement gain on pre-existing equity interest*	14,369	0.148%	—	—%	$14,369	—%
Unrealized gains on foreign exchange	299	0.003%	366	0.004%	$(67)	(18.3%)
Net income before provision for income taxes*	80,478	0.830%	203,170	2.188%	$(122,692)	(60.4%)
Income tax expense	(13,745)	(0.142%)	(46,401)	(0.500%)	$(32,656)	(70.4%)
Net income*	66,733	0.688%	156,769	1.688%	$(90,036)	(57.4%)
Net income attributable to noncontrolling interest	487	0.005%	409	0.004%	$78	19.1%
Net income attributable to the Company*	$66,246	0.683%	$156,360	1.684%	$(90,114)	(57.6%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic*	$2.87		$6.68		$(3.81)	(57.0%)
Diluted*	$2.75		$6.34		$(3.59)	(56.6%)

* Certain items are preliminary and subject to change as the Company finalizes acquisition-related accounting which will be included in A-Mark’s Form 10-K to be filed with the SEC on or before September 13, 2024.

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended June 30, 2024 and 2023

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended June 30, 2024 and 2023 follows (in thousands):

Three Months Ended June 30,	2024	2023	Change
	$	$	$	%
Net income before provision for income taxes*	$31,675	$56,242	$(24,567)	(43.7%)
Adjustments:
Remeasurement gain on pre-existing equity interest*	(14,369)	—	$14,369	—%
Contingent consideration fair value adjustment	(370)	—	$370	—%
Acquisition costs	363	101	$262	259.4%
Amortization of acquired intangibles	2,066	2,150	$(84)	(3.9%)
Depreciation expense	779	591	$188	31.8%
Adjusted net income before provision for income taxes (non-GAAP)	$20,144	$59,084	$(38,940)	(65.9%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended June 30, 2024 and 2023 follows (in thousands):

Three Months Ended June 30,	2024	2023	Change
	$	$	$	%
Net income*	$28,635	$41,937	$(13,302)	(31.7%)
Adjustments:
Interest income	(8,073)	(6,064)	$2,009	33.1%
Interest expense	9,633	8,925	$708	7.9%
Amortization of acquired intangibles	2,066	2,150	$(84)	(3.9%)
Depreciation expense	779	591	$188	31.8%
Income tax expense	3,040	14,305	$(11,265)	(78.7%)
	7,445	19,907	$(12,462)	(62.6%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)*	$36,080	$61,844	$(25,764)	(41.7%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by (used in) operating activities	$82,439	$(73,572)	$156,011	212.1%
Changes in operating working capital	(67,653)	116,110	$(183,763)	(158.3%)
Interest expense	9,633	8,925	$708	7.9%
Interest income	(8,073)	(6,064)	$2,009	33.1%
Income tax expense	3,040	14,305	$(11,265)	(78.7%)
Dividends and distributions received from equity method investees	(281)	(427)	$(146)	(34.2%)
Earnings from equity method investments	764	5,300	$(4,536)	(85.6%)
Remeasurement gain on pre-existing equity method investment*	14,369	—	$14,369	—%
Share-based compensation	(321)	(569)	$(248)	(43.6%)
Deferred income taxes	2,690	(1,836)	$4,526	246.5%
Amortization of loan cost	(619)	(485)	$134	27.6%
Other	92	157	$(65)	(41.4%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)*	$36,080	$61,844	$(25,764)	(41.7%)

* Certain items are preliminary and subject to change as the Company finalizes acquisition-related accounting which will be included in A-Mark’s Form 10-K to be filed with the SEC on or before September 13, 2024.

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended June 30, 2024 and March 31, 2024

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended June 30, 2024 and March 31, 2024 follows (in thousands):

Three Months Ended	June 30, 2024	March 31, 2024	Change
	$	$	$	%
Net income before provision for income taxes*	$31,675	6,440	$25,235	391.8%
Adjustments:
Remeasurement gain on pre-existing equity interest*	(14,369)	—	$14,369	—%
Contingent consideration fair value adjustments	(370)	—	$370	—%
Acquisition costs	363	2,222	$(1,859)	(83.7%)
Amortization of acquired intangibles	2,066	2,198	$(132)	(6.0%)
Depreciation expense	779	751	$28	3.7%
Adjusted net income before provision for income taxes (non-GAAP)	$20,144	$11,611	$8,533	73.5%

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended June 30, 2024 and March 31, 2024 follows (in thousands):

Three Months Ended	June 30, 2024	March 31, 2024	Change
	$	$	$	%
Net income*	$28,635	$5,154	$23,481	455.6%
Adjustments:
Interest income	(8,073)	(6,682)	$1,391	20.8%
Interest expense	9,633	9,907	$(274)	(2.8%)
Amortization of acquired intangibles	2,066	2,198	$(132)	(6.0%)
Depreciation expense	779	751	$28	3.7%
Income tax expense	3,040	1,286	$1,754	136.4%
	7,445	7,460	$(15)	(0.2%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)*	$36,080	$12,614	$23,466	186.0%

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by operating activities	$82,439	$82,044	$395	0.5%
Changes in operating working capital	(67,653)	(72,804)	$(5,151)	(7.1%)
Interest expense	9,633	9,907	$(274)	(2.8%)
Interest income	(8,073)	(6,682)	$1,391	20.8%
Income tax expense	3,040	1,286	$1,754	136.4%
Dividends received from equity method investees	(281)	(92)	$189	205.4%
Earnings (losses) from equity method investments	764	(206)	$970	470.9%
Remeasurement gain on pre-existing equity method investment*	14,369	—	$14,369	—%
Share-based compensation	(321)	(456)	$(135)	(29.6%)
Deferred income taxes	2,690	—	$2,690	—%
Amortization of loan cost	(619)	(614)	$5	0.8%
Other	92	231	$(139)	(60.2%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)*	$36,080	$12,614	$23,466	186.0%

* Certain items are preliminary and subject to change as the Company finalizes acquisition-related accounting which will be included in A-Mark’s Form 10-K to be filed with the SEC on or before September 13, 2024.

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Fiscal Years Ended June 30, 2024 and 2023

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the fiscal years ended June 30, 2024 and 2023 follows (in thousands):

Year Ended June 30,	2024	2023	Change
	$	$	$	%
Net income before provision for income taxes*	$80,478	$203,170	$(122,692)	(60.4%)
Adjustments:
Remeasurement gain on pre-existing equity interest*	(14,369)	—	$14,369	—%
Contingent consideration fair value adjustment	(370)	—	$370	—%
Acquisition costs	3,126	285	$2,841	996.8%
Amortization of acquired intangibles	8,594	10,343	$(1,749)	(16.9%)
Depreciation expense	2,803	2,182	$621	28.5%
Adjusted net income before provision for income taxes (non-GAAP)	$80,262	$215,980	$(135,718)	(62.8%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the fiscal years ended June 30, 2024 and 2023 follows (in thousands):

Year Ended June 30,	2024	2023	Change
	$	$	$	%
Net income*	$66,733	$156,769	$(90,036)	(57.4%)
Adjustments:
Interest income	(27,168)	(22,231)	$4,937	22.2%
Interest expense	39,531	31,528	$8,003	25.4%
Amortization of acquired intangibles	8,594	10,343	$(1,749)	(16.9%)
Depreciation expense	2,803	2,182	$621	28.5%
Income tax expense	13,745	46,401	$(32,656)	(70.4%)
	37,505	68,223	$(30,718)	(45.0%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)*	$104,238	$224,992	$(120,754)	(53.7%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash provided by (used in) operating activities	$63,299	$(30,323)	$93,622	308.7%
Changes in operating working capital	(1,426)	193,738	$(195,164)	(100.7%)
Interest expense	39,531	31,528	$8,003	25.4%
Interest income	(27,168)	(22,231)	$4,937	22.2%
Income tax expense	13,745	46,401	$(32,656)	(70.4%)
Dividends and distributions received from equity method investees	(642)	(978)	$(336)	(34.4%)
Earnings from equity method investments	4,044	12,576	$(8,532)	(67.8%)
Remeasurement gain on pre-existing equity method investment*	14,369	—	$14,369	—%
Share-based compensation	(1,923)	(2,176)	$(253)	(11.6%)
Deferred income taxes	2,690	(1,585)	$4,275	269.7%
Amortization of loan cost	(2,447)	(2,113)	$334	15.8%
Other	166	155	$11	7.1%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)*	$104,238	$224,992	$(120,754)	(53.7%)

*Certain items are preliminary and subject to change as the Company finalizes acquisition-related accounting which will be included in A-Mark’s Form 10-K to be filed with the SEC on or before September 13, 2024.